FOURTH AMENDMENT TO SUPPLEMENT #2 TO MASTER LOAN AGREEMENT
THIS FOURTH AMENDMENT TO SUPPLEMENT #2 TO MASTER LOAN AGREEMENT (this “Fourth Amendment”) is made effective as of the 2nd day of September, 2021, by and between CONTRAIL AVIATION SUPPORT, LLC (“CAS”) and OLD NATIONAL BANK (the “Lender, and together with CAS, collectively the “Parties”) and amends that certain Supplement #2 to Master Loan Agreement, as previously amended by that First Amendment to Supplement #2 to Master Loan Agreement, with an effective date of June 24, 2019, that Second Amendment to Supplement #2 to Master Loan Agreement, with an effective date of January 24, 2020; and that Third Amendment to Supplement #2 to Master Loan Agreement with an effective date of September 25, 2020 (collectively, the “Supplement”), by and among CAS and Lender.
RECITALS
The Parties, along with Contrail Aviation Leasing, LLC (“CAL”), are parties to a Master Loan Agreement dated June 24, 2019 (the “Master Loan Agreement”).
The Parties are parties to the Supplement.
The Supplement is a Supplement to and under the Master Loan Agreement.
The Parties desire to further amend the Supplement as provided below.
AGREEMENT
In consideration of the recital, the promises and agreements set forth in the Supplement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.DEFINITIONS AND REFERENCES.
Capitalized terms not otherwise defined herein have the meanings assigned in the Supplement and the Master Loan Agreement. All references to the Supplement contained in the Master Loan Agreement, Collateral Documents and the other Loan Documents shall mean the Supplement as amended by this Fourth Amendment.
2.AMENDMENT TO EXTEND REVOLVING NOTE MATURITY DATE.
Section 1 of the Supplement is hereby amended by deleting the existing definition of "Revolving Note Maturity Date" in its entirety and replacing it with the following:
"Revolving Note Maturity Date" means September 5, 2023, or such earlier date on which the Revolving Note becomes due and payable pursuant to this Supplement or the Master Loan Agreement.
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3.AMENDMENT TO DECREASE THE AMOUNT OF REVOLVING NOTE TO $25,000,000.00.
Exhibit B to the Supplement is hereby removed and replaced with the Third Amended and Restated Promissory Note Revolving Note in the form of Exhibit A to this Fourth Amendment (the "Third Amended and Restated Promissory Note Revolving Note") as if Exhibit A to this Fourth Amendment was attached to the Supplement as the Supplement's Exhibit B and the term "Revolving Note" as used in the Supplement shall mean the Third Amended and Restated Promissory Note Revolving Note.
4.AMENDMENT REVISING DEFINITION OF "TANGIBLE NET WORTH" AND RESETTING TANGIBLE NET WORTH COVENANT.
(a)The definition of "Tangible Net Worth" set forth in Section 2.1 of the Master Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Tangible Net Worth” means a Borrower’s total assets excluding all intangible assets (i.e. goodwill, trademarks, patents, copyrights, organizational expenses, and other intangible assets) less Total Liabilities excluding any amounts owing to Kuhn pursuant to the earn out provision of the Asset Purchase Agreement dated July 18, 2016 by and between Contrail Aviation Support, Inc., as Seller and Contrail Aviation Support, LLC as Buyer. An equity investment or an investment in a beneficial interest in a trust prior to consummation of the investment shall be deemed intangible for purposes of this definition and not included in the determination of Tangible Net Worth.
(b)Section 4.2 of the Supplement and any other Supplement or Amendment to the Master Loan Agreement which sets forth a tangible net worth requirement contrary to the following are hereby deleted in their entirety and replaced with the following:
4.2    Tangible Net Worth. Maintain a Tangible Net Worth of at least: (i) $8,000,000 at all times prior to March 31, 2023; (ii) $10,000,00 at all times during the period beginning on March 31, 2023 and ending on March 30, 2024; and (iii) $12,000,000 at all times on or following March 31, 2024. Lender may determine compliance with this Tangible Net Worth covenant at any time.
5.AMENDMENT REVISING CONDITIONS AND METHODS FOR REPLACEMENT OF LIBOR AS INTEREST RATE INDEX.
(a)The definition of "LIBOR Rate" set forth in Section 2.1 of the Master Loan Agreement is hereby deleted in its entirety and replaced with the following:
“LIBOR” shall mean that variable interest rate which is subject to change from time to time based upon changes in the independent index which is the 30 day London Interbank Offered Rate (LIBOR) as published in the Wall Street Journal
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(the “Index”). The interest rate change will not occur more often than each applicable adjustment period. Adjustment shall become effective the next business day after publication or announcement of the Index change. Borrower understands that Lender may make loans based upon other rates and indexes as well.
If the Lender determines in good faith (which determination shall be conclusive, absent manifest error) that: (A) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining LIBOR; (B) LIBOR does not accurately reflect the cost to the Lender of the Loan; or (C) a Regulatory Change (as hereinafter defined) shall, in the reasonable determination of the Lender, make it unlawful or commercially unreasonable for the Lender to use LIBOR as the index for purposes of determining the Interest Rate, then: i) LIBOR shall be replaced with an alternative or successor rate or index chosen by the Lender in its reasonable discretion; and (ii) the Margin may also be adjusted by Lender in its reasonable discretion, giving due consideration to market convention for determining rates of interest on comparable loans.
Notwithstanding the foregoing, if Borrower has entered into any Swap Transactions based on LIBOR with Lender, any changes necessitated by this paragraph shall be applied in accordance with the ISDA LIBOR Fallbacks Protocol which governs the Swap Transaction Documents. Lender will tell Borrower the current Index rate upon Borrower’s request.
(b)The definition of "Regulatory Change" set forth below is hereby added, in alphabetical order, to Section 2.1 of the Master Loan Agreement:
“Regulatory Change” shall mean a change in any applicable law, treaty, rule, regulation or guideline, or the interpretation or administration thereof, by the administrator of the relevant benchmark or its regulatory supervisor, any governmental authority, central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.
6.EFFECTIVENESS OF THIS FOURTH AMENDMENT; RENEWAL FEE.
This Fourth Amendment shall become effective only upon completion of the following: (i) execution and delivery by the Parties of both this Fourth Amendment and the Third Amended and Restated Promissory Note Revolving Note in a form identical to that attached hereto as Exhibit A; and (ii) payment by CAS to Lender of a renewal fee in the amount of $31,250.00. Upon execution and delivery of the Third Amended and Restated Promissory Note Revolving Note, such note shall constitute the Revolving Note defined in the Supplement and Exhibit A hereto shall replace and constitute Exhibit B to the Supplement.
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7.NO WAIVER.
Nothing contained herein shall be construed as a waiver by Lender of: (a) any of its rights and remedies under the Supplement, Master Loan Agreement, the Loan Documents, at law or in equity; or (b) CAS’s continued compliance with each representation, warranty, covenant and provision of the Supplement, the Master Loan Agreement and the other Loan Documents. CAS acknowledges and agrees that no waiver of any provision of the Master Loan Agreement or the other Loan Documents by Lender has occurred and that nothing contained herein shall impair the right of Lender to require strict performance by CAS of the Supplement, the Master Loan Agreement and the other Loan Documents. Further, CAS acknowledges and agrees that no delay by Lender in exercising any right, power or privilege under the Supplement, the Master Loan Agreement or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege thereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege.
8.REPRESENTATIONS AND WARRANTIES.
CAS represents and warrants to Lender that:
(a)The execution and delivery of this Fourth Amendment is within its power and authority, has been duly authorized by all proper action on the part of CAS, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of CAS or the terms of any agreement, restriction or undertaking to which CAS is a party or by which it is bound, and do not require the approval or consent of any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.
(b)This Fourth Amendment has been duly executed and delivered by CAS and constitutes a legal, valid and binding obligation of CAS, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)The representations and warranties contained in the Master Loan Agreement are correct and complete as of the date of this Fourth Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct as of such date), and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or an Event of Default under the Master Loan Agreement.
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9.MISCELLANEOUS.
(a)Expenses and Fees. CAS agrees to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of Lender’s outside counsel.
(b)Amendments and Waivers. This Fourth Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.
(c)Headings. The headings in this Fourth Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Fourth Amendment.
(d)Affirmation. Each Party hereto affirms and acknowledges that the Supplement as amended by this Fourth Amendment remains in full force and effect in accordance with its terms, as amended hereby.
(e)Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.
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IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment intending it to be effective as of the day and year first above written.
BORROWER:                        LENDER:

CONTRAIL AVIATION SUPPORT, LLC        OLD NATIONAL BANK
By:/s/ Joseph Kuhn                        By: /s/ Tommy Olson
Joseph Kuhn                            Tommy Olson
Its: CEO                            Its: SVP

    [Signature Page to Fourth Amendment to Supplement#2]